EXHIBIT 5.1

[LETTERHEAD OF GREENBERG TRAURIG, LLP]

May 5, 2006

Surge Global Energy, Inc.
12220 El Camino Real, Suite 410
San Diego, California 92130

Re:          Amendment No. 1 to Registration Statement on Form SB-2

Ladies and Gentlemen:

                At your request, we have examined Amendment No. 1 to the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 15,755,000 shares (the “Shares”) of your common stock, $.001 par value (“Common Stock”).

                As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the authorization of the issuance of the Common Stock and such other documents as we have deemed necessary to render this opinion.

                Based upon the foregoing, it is our opinion that the Shares when issued and outstanding, will be validly issued, fully paid and non-assessable.

                We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Greenberg Traurig, LLP